As filed with the Securities and Exchange Commission on November 24, 2003
                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

     Delaware                  Constellation Brands, Inc.           16-0716709
                             and its subsidiary guarantors:
     New York                Canandaigua Wine Company, Inc.         16-1462887
     New York         Constellation International Holdings Limited  16-1195581
     New York                    Roberts Trading Corp.              16-0865491
England and Wales                 Canandaigua Limited               98-0198402
 The Netherlands                    Canandaigua B.V.                98-0205132
    Australia              CBI Australia Holdings Pty Limited       98-0392676
    Australia             Constellation Australia Pty Limited       98-0392675
     Delaware                  Franciscan Vineyards, Inc.           94-2602962
    California                       Allberry, Inc.                 68-0324763
    California                   Cloud Peak Corporation             68-0324762
    California                      M.J. Lewis Corp.                94-3065450
    California                   Mt. Veeder Corporation             94-2862667
     Delaware                     Barton Incorporated               36-3500366
     Delaware                     Barton Brands, Ltd.               36-3185921
     Maryland                      Barton Beers, Ltd.               36-2855879
   Connecticut             Barton Brands of California, Inc.        06-1048198
     Georgia                 Barton Brands of Georgia, Inc.         58-1215938
     New York                Barton Distillers Import Corp.         13-1794441
     Delaware                 Barton Financial Corporation          51-0311795
     Illinois                     Barton Canada, Ltd.               36-4283446
    Wisconsin               Barton Beers of Wisconsin, Ltd.         39-0638900
     Illinois                    Monarch Import Company             36-3539106

(State or other                (Exact name of registrant      (I.R.S. Employer
jurisdiction of               as specified in its charter)   Identification No.)
incorporation or
 organization)

                           300 WillowBrook Office Park
                            Fairport, New York 14450
                                  585-218-3600
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                             Thomas J. Mullin, Esq.
                  Executive Vice President and General Counsel
                           Constellation Brands, Inc.
                           300 WillowBrook Office Park
                            Fairport, New York 14450
                                  585-218-3650

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             Bernard S. Kramer, Esq.
                             McDermott, Will & Emery
                             227 West Monroe Street
                          Chicago, Illinois 60606-5096

         Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                    Calculation of Registration Fee
                                                    -------------------------------

=========================================== ========================== ========================= =====================

                                                                           Proposed maximum
 Title of each class of securities to be          Amount to be            aggregate offering          Amount of
                registered                      registered(1)(2)               price(3)          registration fee(4)
------------------------------------------- -------------------------- ------------------------- ---------------------

Debt Securities, Guarantees of Debt               $707,396,875               $707,396,875             $57,228.41
Securities(5), Preferred Stock,
Depositary Shares representing Preferred
Stock and Class A Common Stock
=========================================== ========================== ========================= =====================

(1)  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement relates to
     $42,603,125 of securities previously registered pursuant to Form S-3 (Registration No. 333-63480), as to which this registration statement constitutes a post-effective amendment.
(2)  If any debt securities are issued at an original issue discount then such greater principal amount as shall result in an aggregate initial offering price of $707,396,875.
(3)  Or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.
(4)  The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount of any debt securities issued at a discount.
(5)  No separate consideration will be received for the guarantees of the debt securities.


================================================================================



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated November 24, 2003

PROSPECTUS



                              [CONSTELLATION LOGO]



                                  $750,000,000

                           Constellation Brands, Inc.

                        Debt Securities, Preferred Stock,
     Depositary Shares Representing Preferred Stock and Class A Common Stock
                           --------------------------


         We may sell from time to time for proceeds of up to $750,000,000 in the aggregate of:

                o  our debt securities;

                o shares of our preferred stock, which may be represented by depositary shares;

                o  shares of our Class A common stock; or

                o  any combination of the foregoing.

         The debt securities may be guaranteed by our subsidiaries identified in this prospectus.

         We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

         Our Class A common stock is listed on the New York Stock Exchange under the symbol "STZ".

         SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING ANY SECURITIES.

                           --------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           --------------------------

                  The date of this prospectus is      , 2003.

                                Table of Contents
                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS.........................................................ii
WHERE YOU CAN FIND MORE INFORMATION...........................................ii
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS.............................iii
CONSTELLATION BRANDS, INC......................................................1
THE GUARANTORS.................................................................1
RISK FACTORS...................................................................1
USE OF PROCEEDS................................................................5
DIVIDEND POLICY................................................................5
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS................................6
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS........................6
DESCRIPTION OF DEBT SECURITIES.................................................6
DESCRIPTION OF PREFERRED STOCK................................................11
DESCRIPTION OF DEPOSITARY SHARES..............................................12
DESCRIPTION OF COMMON STOCK...................................................14
PLAN OF DISTRIBUTION..........................................................16
LEGAL OPINIONS................................................................17
EXPERTS.......................................................................17

                           ---------------------------

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information," below.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, at the website maintained by the SEC at "http://www.sec.gov."

         As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's website.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

         o Annual Report on Form 10-K for the fiscal year ended February 28, 2003;

         o Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2003 and August 31, 2003; and

         o   Current Reports on Form 8-K filed on April 9, 2003 (reporting under
             Item 2 with respect to the Company's acquisition of BRL Hardy Limited), as amended by a Form 8-K/A filed on July 18, 2003 (amending the pro forma financial information included in the Current Report on Form 8-K filed on April 9, 2003 and filing an exhibit), a Form 8-K filed on July 30, 2003 (filing certain exhibits to be incorporated by reference to the Company's registration statement number 333-63480) and a Form 8-K filed on November 24, 2003 (providing the Company's fiscal year 2003 financial information reflecting the Company's new basis of segment reporting).

         You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: David S. Sorce, Secretary, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number 585-218-3600.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used in this prospectus, the words "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or "cautionary statements," are disclosed under "Risk Factors" and elsewhere in this prospectus. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                           CONSTELLATION BRANDS, INC.

         Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. We have the largest wine business in the world and are the largest multi-category supplier of beverage alcohol in the United States; a leading producer and exporter of wine from Australia and New Zealand; and both a major producer and independent drinks wholesaler in the United Kingdom. Our strong market positions increase our purchasing power and make us a supplier of choice to our customers.

         With our broad product portfolio, we believe we are distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories and price points. Many of our products are recognized leaders in their respective categories. Leading brands in our portfolio include Corona Extra, Modelo Especial, Pacifico, St. Pauli Girl, Franciscan Oakville Estate, Simi, Estancia, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Houghton, Leasingham, Almaden, Inglenook, Arbor Mist, Vendange, Alice White, Stowells, Black Velvet, Fleischmann's, Schenley, Ten High and Blackthorn.

         Since our founding in 1945 as a producer and marketer of wine products, we have grown through a combination of internal growth and acquisitions. Our internal growth has been driven by leveraging our existing portfolio of leading brands, developing new products, new packaging and line extensions, and focusing on the faster growing sectors of the beverage alcohol industry.

                                 THE GUARANTORS

         The guarantors of the debt securities may include the following companies, each of which is a direct or indirect subsidiary of Constellation Brands, Inc.: Allberry, Inc., Barton Beers, Ltd., Barton Beers of Wisconsin, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp., Barton Financial Corporation, Barton Incorporated, Canandaigua B.V., CBI Australia Holdings Pty Limited, Constellation Australia Pty Limited, Constellation International Holdings Limited, Canandaigua Limited, Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder Corporation and Roberts Trading Corp.

         If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.

                                  RISK FACTORS

         BEFORE YOU BUY ANY SECURITIES OFFERED BY THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE YOU DECIDE TO ACQUIRE ANY SECURITIES.

OUR INDEBTEDNESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL HEALTH.

         We have incurred substantial indebtedness to finance our acquisitions and we may incur substantial additional indebtedness in the future to finance further acquisitions or for other purposes. Our ability to satisfy our debt obligations outstanding from time to time will depend upon our future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond our control. Therefore, there can be no assurance that our cash flow from operations will be sufficient to meet all of our debt service requirements and to fund our capital expenditure requirements.

         Our current and future debt service obligations and covenants could have important consequences to you if you purchase the securities offered by this prospectus. These consequences may include the following:

         o our ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited;

         o a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available for operations;

         o our ability to conduct our business could be limited by restrictive covenants; and

         o we may be more vulnerable to adverse economic conditions than our less leveraged competitors and, thus, may be limited in our ability to withstand competitive pressures.

         The restrictive covenants and provisions in our senior credit facility and the indentures under which our debt securities have been issued include, among others, those restricting additional liens, additional borrowing, the sale of assets, changes of control, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. Our senior credit facility also contains restrictions on acquisitions and certain financial ratio tests including a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio. These restrictions could limit our ability to conduct business. A failure to comply with the obligations contained in our senior credit facility, our existing indentures or other loan agreements, or indentures or loan agreements entered into in the future could result in an event of default under such agreements, which could require us to immediately repay the related debt and also debt under other agreements that may contain cross-acceleration or cross-default provisions.

OUR ACQUISITION AND JOINT VENTURE STRATEGIES MAY NOT BE SUCCESSFUL.

         We have made a number of acquisitions, including our recent acquisition of BRL Hardy Limited, now known as Hardy Wine Company Limited, or Hardy, and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies that we believe would provide a strategic fit with our business. Acquired businesses will need to be integrated with our existing operations. There can be no assurance that we will effectively assimilate the business or product offerings of acquired companies into our business or product offerings. We have also entered into joint ventures and may enter into additional joint ventures.

         Acquisitions are also accompanied by risks such as potential exposure to unknown liabilities of acquired companies, the possible loss of key employees and customers of the acquired business. Acquisitions are subject to risks associated with the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to our business and the diversion of management time and attention.

         We share control of existing joint ventures and may not have majority interest or control of future joint ventures, and, therefore, there is the risk that our joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with our interests or goals or those of the joint venture. There is also risk that our joint venture partners may be unable to meet their economic or other obligations and that we may be required to fulfill those obligations alone.

         Failure by us or an entity in which we have a joint venture interest to adequately manage the risks associated with any acquisitions or joint ventures could have a material adverse effect on our financial condition or results of operations. There can be no assurance that any of our acquisitions or joint ventures will be profitable.

COMPETITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         We are in a highly competitive industry and the dollar amount and unit volume of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality and pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

AN INCREASE IN EXCISE TAXES OR GOVERNMENT REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         In the United States, the United Kingdom, Australia and other countries in which we operate, we are subject to excise and other taxes on beverage alcohol products in varying amounts which have been subject to change. Significant increases in excise taxes on beverage alcohol products could materially and adversely affect our financial condition or results of operations. Recently, many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes. In addition, the beverage alcohol products industry is subject to extensive regulation by federal, state, local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, required labeling and advertising. New or revised regulations or increased licensing fees, requirements or taxes could have a material adverse effect on our financial condition or results of operations.

WE RELY ON THE PERFORMANCE OF WHOLESALE DISTRIBUTORS, MAJOR RETAILERS AND CHAINS FOR THE SUCCESS OF OUR BUSINESS.

         In the United States, we sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. In the United Kingdom and Australia, we sell our products principally to wholesalers and directly to major retailers and chains. The replacement or poor performance of our major wholesalers, retailers or chains or our inability to collect accounts receivable from our major wholesalers, retailers or chains could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been consolidating in recent years. In addition, wholesalers and retailers of our products offer products which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DECLINE IN THE CONSUMPTION OF PRODUCTS WE SELL.

         Although since 1995 there have been modest increases in consumption of beverage alcohol products in most of our product categories, there have been periods in the past in which there were substantial declines in the overall per capita consumption of beverage alcohol products in the United States and other markets in which we participate. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

         o   a general decline in economic conditions;

         o increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

         o a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products;

         o   the increased activity of anti-alcohol consumer groups; and

         o increased federal, state or foreign excise and other taxes on beverage alcohol products.

WE GENERALLY PURCHASE RAW MATERIALS UNDER SHORT-TERM SUPPLY CONTRACTS, AND WE ARE SUBJECT TO SUBSTANTIAL PRICE FLUCTUATIONS FOR GRAPES AND GRAPE-RELATED MATERIALS AND WE HAVE A LIMITED GROUP OF SUPPLIERS OF GLASS BOTTLES.

         Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, alcohol and packaging materials from third-party suppliers. We could experience raw material supply, production or shipment difficulties that could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of raw materials. In the past, we have experienced dramatic increases in the cost of grapes. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages.

         One of our largest components of cost of goods sold is that of glass bottles, which, in the United States and Australia, have only a small number of producers. Currently, substantially all of our glass container requirements for our United States operations are supplied by one producer and substantially all of our glass container requirements for our Australian operations are supplied by another producer. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

OUR GLOBAL OPERATIONS SUBJECT US TO CURRENCY RATE FLUCTUATIONS AND GEOPOLITICAL UNCERTAINTY WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

         We have operations throughout the world and, therefore, we are subject to risks associated with currency fluctuations. We could experience changes in our ability to obtain or hedge against fluctuations in exchange rates. We could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may have a material adverse effect on our results of operations, especially to the extent these matters, or the decisions, policies or economic strength of our suppliers, affect our global operations.

WE HAVE A MATERIAL AMOUNT OF GOODWILL, AND IF WE ARE REQUIRED TO WRITE DOWN GOODWILL, IT WOULD REDUCE OUR NET INCOME, WHICH IN TURN COULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We have a material amount of goodwill, which is the amount by which the costs of an acquisition accounted for using the purchase method exceeds the fair value of the net assets acquired. On March 1, 2002, we adopted the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142 goodwill is no longer amortized, but instead is subject to a periodic impairment evaluation based on the fair value of the reporting unit. Reductions in our net income caused by the write-down of goodwill could materially and adversely affect our results of operations.

THE TERMINATION OR NON-RENEWAL OF OUR IMPORTED BEER DISTRIBUTION AGREEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         All of our imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products and are subject to renewal from time to time. Our agreement to distribute Corona Extra and our other Mexican beer brands in 25 primarily western U.S. states expires in December 2006 and, subject to compliance with certain performance criteria, continued retention of certain personnel and other terms of the agreement, will be automatically renewed for additional terms of five years. Changes in control of Constellation Brands, Inc. or its subsidiaries involved in importing the Mexican beer brands, or changes in the chief executive officer of such subsidiaries, may be a basis for the supplier, unless it consents to such changes, to terminate the agreement. The supplier's consent to such changes may not be unreasonably withheld. In addition, prior to their expiration, all of our imported beer agreements may be terminated if we fail to meet certain performance criteria. We believe that we are currently in compliance with all of our material imported beer distribution agreements. From time to time we have failed, and may in the future fail, to satisfy certain performance criteria in our distribution agreements. It is possible that our beer distribution agreements may not be renewed or may be terminated prior to expiration.

OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002 AND PRIOR FISCAL YEARS WERE AUDITED BY ARTHUR ANDERSEN LLP.

         Our consolidated financial statements for the fiscal year ended February 28, 2002 and prior fiscal years were audited by Arthur Andersen LLP.

         On August 31, 2002, Arthur Andersen LLP ceased to practice before the SEC. Therefore, Arthur Andersen did not participate in the preparation of our Annual Report on Form 10-K for the fiscal year ended February 28, 2003 that is incorporated by reference into this prospectus (the "2003 Form 10-K"), did not reissue its audit report with respect to the financial statements included in the 2003 Form 10-K, and did not consent to the inclusion of a copy of its previously issued audit report in the 2003 Form 10-K or the incorporation by reference of such report into this prospectus. As a result, holders of our securities may have no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in the financial statements to which its audit report relates. In addition, even if such holders were able to assert such a claim, because it has ceased operations, Arthur Andersen LLP may fail or otherwise have insufficient assets to satisfy claims made by holders of our securities that might arise under federal securities laws or otherwise with respect to the audit report of Arthur Andersen LLP.

                                 USE OF PROCEEDS

         Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures and acquisitions. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

                                 DIVIDEND POLICY

         We have not paid any cash dividends on our common stock since our initial public offering in 1973. We pay quarterly dividends on our currently outstanding shares of Series A mandatory convertible preferred stock, represented by depositary shares, each representing 1/40 of a share of Series A mandatory convertible preferred stock, in the amount of $14.3750 per share, or $0.359375 per depositary share. Except for earnings used to pay the dividends on the Series A mandatory convertible preferred stock, we currently intend to retain all of our future earnings to finance the development and expansion of our business. In addition, the indentures for our outstanding senior notes, our outstanding senior subordinated notes, our existing senior credit facility and the terms of our Series A mandatory convertible preferred stock may restrict the payment of cash dividends under certain circumstances. Any indentures for debt securities issued in the future, any credit agreements entered into in the future and the terms of any preferred stock issued in the future may also restrict or prohibit the payment of cash dividends.

                 RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth our historical ratio of earnings to fixed charges and our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense that management believes is representative of the interest component of lease expense. "Preferred stock dividends" consist of income before taxes that is required to pay the dividends on our outstanding Series A mandatory convertible preferred stock. Ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends.

                                                             For the Fiscal Years Ended
                             For the Six     For the Six           February 28,             For the Fiscal     For the Fiscal
                            Months Ended     Months Ended    --------------------------        Year Ended         Year Ended
                          August 31, 2003  August 31, 2002    2003      2002       2001    February 29, 2000  February 28, 1999
                          ---------------  ---------------    ----      ----       ----    -----------------  -----------------

  Ratio of Earnings to
  Fixed Charges                 2.2x             3.5x         4.0x      2.9x       2.4x          2.1x               3.2x

  Ratio of Earnings to
  Combined Fixed Charges        2.2x             3.5x         4.0x      2.9x       2.4x          2.1x               3.2x
  and Preferred Stock
  Dividends


                         DESCRIPTION OF DEBT SECURITIES

         We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

         The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement. If so provided in a prospectus supplement, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

         Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries' creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

         The debt securities will be issued under an indenture that will be entered into with the guarantors and the trustee. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

         Except to the extent set forth in a prospectus supplement, the indenture will not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

         The following is a summary of certain provisions of the debt securities that may be issued under the indenture, and is not complete. A description of such debt securities shall be contained in a prospectus supplement. You should carefully read the provisions of particular debt securities we may issue and the indenture under which the debt securities are issued, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.


GENERAL

         The indenture will not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

         Unless otherwise provided in the prospectus supplement, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

         At our option, the payment of interest may also be made by check mailed to the address of the person entitled to such payment as it appears in the debt security register.

         The applicable prospectus supplement will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

                  (1) the title of the debt securities of the series, and whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

                  (2) the total principal amount of the debt securities of the series and any limit on the total principal amount;

                  (3) the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

                  (4) the terms, if any, by which holders may convert or exchange the debt securities of the series into or for our common stock or other of our securities or property;

                  (5) if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

                  (6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

                  (7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

                  (8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

                  (9) the place or places where the principal of, and any premium, make-whole amount, interest or other amounts payable (if any) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

                  (10) any provisions relating to the issuance of the debt securities at an original issue discount;

                  (11) the period or periods during which, the price or prices (including any premium or make-whole amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

                  (12) any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

                  (13) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

                  (14) if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

                  (15) any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

                  (16) if other than the trustee, the identity of each security registrar or paying agent for debt securities of the series;

                  (17) the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, make-whole amount, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

                  (18) whether the amount of payment of principal of, and any premium, make-whole amount, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

                  (19) whether the principal of, and any premium, make-whole amount, interest or other amounts payable (if any) on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

                  (20) any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay any additional amounts as contemplated in the applicable supplemental indenture on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

                  (21) if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

                  (22) any other covenant or warranty included for the benefit of the debt securities of the series;

                  (23) whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

                  (24) whether the debt securities are defeasible;

                  (25) whether and the extent that the debt securities shall be guaranteed by the guarantors and the form of any such guarantee;

                  (26) any proposed listing of the debt securities of the series on any securities exchange; and

                  (27) any other specific terms of the debt securities.

         Unless otherwise indicated in the prospectus supplement relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal executive offices. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

         Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

         Debt securities may be issued under the indenture as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. "Original Issue Discount Security" generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimus exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.


GLOBAL SECURITIES

         The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

         Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.


GUARANTEES

         In order to enable us to obtain more favorable interest rates and terms of payment of principal of, premiums (if any), make-whole amounts (if any) and interest on the debt securities, the debt securities may (if so specified in the prospectus supplement) be guaranteed, jointly and severally by all of the guarantors pursuant to guarantees. Guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the debt securities into shares of our capital stock or other securities. Each guarantee will be an unsecured obligation of each guarantor issuing such guarantee. The ranking of a guarantee and the terms of the subordination, if any, will be set forth in the prospectus supplement.

         The indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor under such guarantee will be reduced to the maximum amount (after giving effect to all other contingent and other liabilities of such guarantor) permissible under the applicable fraudulent conveyance or similar law.


MODIFICATION OF THE INDENTURE

         We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.


DEFEASANCE; SATISFACTION AND DISCHARGE

         The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.


DEFAULTS AND NOTICE

         The debt securities will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

         o failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

         o failure to make a payment of any interest on any debt security of such series when due;

         o our, or any guarantor's, failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series;

         o certain events of bankruptcy, insolvency or reorganization of us or any guarantor;

         o any guarantee in respect of such series of debt securities shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms; and

         o   certain cross defaults.

         If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

         The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

         The indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

         The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.


CONCERNING THE TRUSTEE

         The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.


REPORTS TO HOLDERS OF DEBT SECURITIES

         We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock.

                         DESCRIPTION OF PREFERRED STOCK

         Our board of directors is authorized to issue in one or more series, without stockholder approval, up to 1,000,000 shares of preferred stock. 170,500 of these shares have been designated as Series A mandatory convertible preferred stock. The remaining 829,500 undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, without stockholder approval, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

         The description of certain provisions of the preferred stock set forth in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock. The applicable prospectus supplement will describe the specific terms of any series of preferred stock being offered which may include:

         o the specific designation, number of shares, seniority and purchase price;

         o   any liquidation preference per share;

         o   any date of maturity;

         o   any redemption, repayment or sinking fund provisions;

         o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

         o   any voting rights;

         o if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

         o the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

         o whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

         o the place or places where dividends and other payments on such series of preferred stock will be payable; and

         o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         As described under "Description of Depositary Shares" below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

         All shares of preferred stock currently outstanding are, and the shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.


GENERAL

         We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement.

         Unless otherwise specified in the prospectus supplement, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

         Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

         The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.


CONVERSION AND EXCHANGE

         If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.


REDEMPTION OF DEPOSITARY SHARES

         If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

         After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.


VOTING

         Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

AMENDMENT OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.


CHARGES OF DEPOSITARY

         We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.


MISCELLANEOUS

         We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series preferred stock represented by the depository receipts.

         Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.


RESIGNATION AND REMOVAL OF DEPOSITARY; TERMINATION OF THE DEPOSIT AGREEMENT

         The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

                           DESCRIPTION OF COMMON STOCK

         If we offer shares of Class A common stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and Class A common stock prices as reflected on the New York Stock Exchange or other exchange that the Class A common stock is then listed, including a recent reported last sale price of the Class A common stock.

         Our authorized common stock consists of 305,000,000 shares, of which 275,000,000 shares are Class A common stock, par value $.01 per share, and 30,000,000 shares are Class B common stock, par value $.01 per share. At

September 30, 2003, we had 93,077,510 shares of Class A common stock outstanding and held of record by 1,001 stockholders, and 12,068,730 shares of Class B common stock outstanding and held of record by 242 stockholders. In addition, at September 30, 2003, options to purchase an aggregate of 12,734,821 shares of Class A common stock were outstanding.

         All shares of Class A common stock and Class B common stock currently outstanding are, and the shares of Class A common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

         The following descriptions of our Class A common stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws are summaries and are not complete. You should carefully review the provisions of our certificate of incorporation and by-laws and appropriate provisions of the Delaware General Corporation Law.


GENERAL

         The rights of holders of Class A common stock and Class B common stock are identical except for voting, dividends and conversion rights.


VOTING

         Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock, voting as a class, are entitled to elect at least one fourth of the members of our board of directors to be elected at a meeting of stockholders. The holders of Class A common stock are entitled to elect the remaining directors voting together as a single class with holders of Class B common stock, provided that the holders of Class A common stock have one vote per share and the holders of Class B common stock have 10 votes per share. If the number of outstanding shares of Class B common stock increases to an amount equal to or more than 12 1/2% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, the holders of Class A common stock, voting as a class, would still be entitled to elect at least one fourth of the members of our board of directors to be elected at a meeting of stockholders and the holders of Class B common stock, voting as a class, would be entitled to elect the remaining directors.

         On all other matters submitted to a vote of the stockholders, the holders of Class A common stock and Class B common stock vote together as a single class, except where a separate class vote is required under Delaware law.


DIVIDENDS

         If we pay a cash dividend on Class B common stock, each share of Class A common stock will receive an amount at least 10% greater than the amount of the cash dividend per share paid on Class B common stock. In addition, our board of directors may declare and pay a dividend on Class A common stock without paying any dividend on Class B common stock. The indentures for our outstanding senior notes, our outstanding senior subordinated notes, our existing senior credit facility and the terms of our Series A mandatory convertible preferred stock may restrict the payment of cash dividends under certain circumstances. Any indentures for debt securities issued in the future, any credit agreements entered into in the future and the terms of any preferred stock issued in the future may also restrict or prohibit the payment of cash dividends.


CONVERSION

         Each share of Class B common stock is convertible into one fully paid and non-assessable share of Class A common stock at the option of the holder at any time. The shares of Class A common stock are not convertible into or exchangeable for shares of Class B common stock or any of our other securities.

OTHER PROVISIONS

         Holders of Class A common stock and Class B common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any. Holders of Class A common stock and Class B common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the Class A common stock and Class B common stock subject to calls or assessments.


CERTAIN STATUTORY PROVISIONS

         We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless

         o prior to the time of the business combination, the transaction is approved by the board of directors of the corporation;

         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

         o at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of the corporation's stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

         For purposes of Section 203, a "business combination" includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

                              PLAN OF DISTRIBUTION

         We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the prospectus supplement.

         We may effect distribution of securities from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Unless otherwise indicated in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

         We or our agents may solicit offers to purchase securities from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the

Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the related prospectus supplement.

         Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

         The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

         If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

                                 LEGAL OPINIONS

         The validity of the securities offered by this prospectus will be passed upon by McDermott, Will & Emery.

                                     EXPERTS

         The audited consolidated financial statements of Constellation Brands, Inc. as of and for the fiscal year ended February 28, 2003 incorporated by reference in this prospectus have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, and are incorporated by reference herein upon the authority of said firm as experts in accounting and auditing. The audit report on the February 28, 2003 consolidated financial statements refers to KPMG LLP's audit of the disclosures added and reclassifications and adjustments that were applied to restate the February 28, 2002 and 2001 consolidated financial statements. However, KPMG LLP was not engaged to audit, review or apply any procedures to the February 28, 2002 and 2001 consolidated financial statements other than with respect to such disclosures, reclassifications and adjustments.

         The audited consolidated financial statements of Constellation Brands, Inc. as of February 28, 2002 and for the fiscal years ended February 28, 2002 and 2001 incorporated by reference in this prospectus to the extent indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen LLP has not reissued its audit report with respect to our audited consolidated financial statements prepared by it and incorporated by reference in this prospectus. In addition, Arthur Andersen LLP has not consented to the inclusion of its audit report in our Annual Report on Form 10-K for the fiscal year ended February 28, 2003 and incorporated by reference herein. As a result, you will probably not have an effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission with respect to our consolidated financial statements that were audited by Arthur Andersen LLP. Even if you were able to assert such a claim successfully, as a result of its conviction and other lawsuits and claims, Arthur Andersen LLP may not have sufficient assets to satisfy claims made by us or by our investors that might arise under federal securities laws or otherwise relating to any alleged material misstatement or omission with respect to our audited consolidated financial statements audited by Arthur Andersen LLP.

         The audited consolidated financial statements of BRL Hardy Limited as of and for the years ended December 31, 2002 and 2001 incorporated in this Prospectus by reference to our Current Report on Form 8-K/A filed on July 18, 2003 has been so incorporated in reliance on the report of PricewaterhouseCoopers, chartered accountants, given on the authority of said firm as experts in auditing and accounting.

                              [CONSTELLATION LOGO]



                                  $750,000,000

                           Constellation Brands, Inc.

                                   Securities


--------------------------------------------------------------------------------



                                   Prospectus




--------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

                  SEC registration fee...........................$    250,000
                  Printing expenses .............................     400,000
                  Fees and expenses of counsel ..................     400,000
                  Fees and expenses of accountants ..............     150,000
                  Trustees fees and expenses ....................      50,000
                  Rating agency fees ............................     200,000
                  Miscellaneous .................................     150,000

                  Total..........................................$  1,600,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

         The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

         The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  EXHIBITS

Exhibit
Number                             Description of Exhibit
------                             ----------------------

1(1)          Form of Underwriting Agreement
4.1           Form of Indenture among the Company, as issuer, certain principal subsidiaries, as Guarantors, and BNY Midwest Trust Company, as
              Trustee.
5             Opinion of McDermott, Will & Emery
12            Computation of Ratio of Earnings to Fixed Charges and Combined
              Fixed Charges and Preferred Stock Dividends
23.1(2)       Consent of Arthur Andersen LLP
23.2          Consent of McDermott, Will & Emery (included as part of Exhibit 5)
23.3          Consent of KPMG LLP
23.4          Consent of PricewaterhouseCoopers
24            Powers of Attorney (included on the signature pages of this registration statement)
25.1          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to this registration statement.


(1) To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
(2)  Omitted in reliance on Rule 437a of the Securities Act.

ITEM 17.  Undertakings.

1.       (a)      The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that subparagraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (b) The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                       Constellation Brands, Inc.


                                       By:  /s/ Richard Sands
                                            ------------------------------------
                                           Name:  Richard Sands
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Brands, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----

/s/ Richard Sands                           Chairman of the Board, Chief
-------------------------------             Executive Officer and a Director
Richard Sands                               (Principal Executive Officer)

/s/ Thomas S. Summer                        Executive Vice President and Chief
-------------------------------             Financial Officer
Thomas S. Summer                            (Principal Financial Officer and
                                            Principal Accounting Officer)

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

/s/  Thomas C. McDermott                    Director
-------------------------------
Thomas C. McDermott

/s/  James A. Locke III                     Director
-------------------------------
James A. Locke III

/s/ Paul L. Smith                           Director
-------------------------------
Paul L. Smith

/s/ George Bresler                          Director
-------------------------------
George Bresler

/s/ Jeananne K. Hauswald                    Director
-------------------------------
Jeananne K. Hauswald

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Incorporated


                                       By: /s/ Alexander L. Berk
                                           -------------------------------------
                                           Name:  Alexander L. Berk
                                           Title: President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Incorporated) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/  Alexander L. Berk                      President, Chief Executive Officer
-------------------------------             and a Director
Alexander L. Berk                           (Principal Executive Officer)

/s/  Thomas S. Summer                       Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/  Troy J. Christensen                    Director
-------------------------------
Troy J. Christensen

/s/  Edward L. Golden                       Director
-------------------------------
Edward L. Golden

/s/  William F. Hackett                     Director
-------------------------------
William F. Hackett

/s/  Elizabeth Kutyla-Miner                 Director
-------------------------------
Elizabeth Kutyla-Miner

/s/  Richard Sands                          Director
-------------------------------
Richard Sands

/s/  Robert Sands                           Director
-------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Brands, Ltd.



                                       By:    /s/  Edward L. Golden
                                            ------------------------------------
                                           Name:  Edward L. Golden
                                           Title: President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.


       Signature                                         Title
       ---------                                         -----


/s/  Edward L. Golden                       President and a Director
-------------------------------             (Principal Executive Officer)
Edward L. Golden

/s/  Thomas S. Summer                       Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/  Alexander L. Berk                      Director
-------------------------------
Alexander L. Berk

/s/  Troy J. Christensen                    Director
-------------------------------
Troy J. Christensen

/s/  Elizabeth Kutyla-Miner                 Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Beers, Ltd.



                                       By:  /s/  Richard Sands
                                            ------------------------------------
                                           Name:  Richard Sands
                                           Title: Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Beers, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/  Richard Sands                          Chief Executive Officer and a
-------------------------------             Director
Richard Sands                               (Principal Executive Officer)

/s/  Thomas S. Summer                       Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/  Alexander L. Berk                      Director
-------------------------------
Alexander L. Berk

/s/  Troy J. Christensen                    Director
-------------------------------
Troy J. Christensen

/s/  William F. Hackett                     Director
-------------------------------
William F. Hackett

/s/  Elizabeth Kutyla-Miner                 Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Brands of California, Inc.



                                       By:  /s/  Alexander L. Berk
                                            ------------------------------------
                                           Name:  Alexander L. Berk
                                           Title: President




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of California, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.


       Signature                                         Title
       ---------                                         -----


/s/  Alexander L. Berk                      President and a Director
-------------------------------             (Principal Executive Officer)
Alexander L. Berk

/s/  Thomas S. Summer                       Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/  Troy J. Christensen                    Director
-------------------------------
Troy J. Christensen

/s/  Edward L. Golden                       Director
-------------------------------
Edward L. Golden

/s/  Elizabeth Kutyla-Miner                 Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Brands of Georgia, Inc.



                                       By:  /s/ Alexander L. Berk
                                            ------------------------------------
                                           Name:  Alexander L. Berk
                                           Title:    President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of Georgia, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Alexander L. Berk                       President and a Director
-------------------------------             (Principal Executive Officer)
Alexander L. Berk

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Troy J. Christensen                     Director
-------------------------------
Troy J. Christensen

/s/ Edward L. Golden                        Director
-------------------------------
Edward L. Golden

/s/ Elizabeth Kutyla-Miner                  Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Distillers Import Corp.

                                       By:  /s/ Alexander L. Berk
                                            ------------------------------------
                                           Name:  Alexander L. Berk
                                           Title: President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Distillers Import Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Alexander L. Berk                       President and a Director
-------------------------------             (Principal Executive Officer)
Alexander L. Berk

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Troy J. Christensen                     Director
-------------------------------
Troy J. Christensen

/s/ Edward L. Golden                        Director
-------------------------------
Edward L. Golden

/s/ Elizabeth Kutyla-Miner                  Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Financial Corporation



                                       By:  /s/ Troy J. Christensen
                                            ------------------------------------
                                           Name:  Troy J. Christensen
                                           Title: President and Secretary




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Financial Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Troy J. Christensen                     President, Secretary and a Director
-------------------------------             (Principal Executive Officer)
Troy J. Christensen

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Michael A. Napientek                    Director
-------------------------------
Michael A. Napientek

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Beers of Wisconsin, Ltd.



                                       By:  /s/ James P. Ryan
                                            ------------------------------------
                                           Name:  James P. Ryan
                                           Title: President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Beers of Wisconsin, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ James P. Ryan                           President, Chief Executive Officer
-------------------------------             and a Director
James P. Ryan                               (Principal Executive Officer)

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Alexander L. Berk                       Director
-------------------------------
Alexander L. Berk

/s/ Troy J. Christensen                     Director
-------------------------------
Troy J. Christensen

/s/ William F. Hackett                      Director
-------------------------------
William F. Hackett

/s/ Elizabeth Kutyla-Miner                  Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Monarch Import Company

                                       By:  /s/ James P. Ryan
                                            ------------------------------------
                                           Name:  James P. Ryan
                                           Title: Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Monarch Import Company) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ James P. Ryan                           Chief Executive Officer and
-------------------------------             Vice President
James P. Ryan                               (Principal Executive Officer)

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Alexander L. Berk                       Director
-------------------------------
Alexander L. Berk

/s/ Troy J. Christensen                     Director
-------------------------------
Troy J. Christensen

/s/ William F. Hackett                      Director
-------------------------------
William F. Hackett

/s/ Elizabeth Kutyla-Miner                  Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on November 24, 2003.

                                       Canandaigua Wine Company, Inc.

                                       By:  /s/ Jon Moramarco
                                            ------------------------------------
                                           Name:  Jon Moramarco
                                           Title: President and Chief Executive
                                                  Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Wine Company, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----

/s/ Jon Moramarco                           President and Chief Executive
-------------------------------             Officer
Jon Moramarco                               (Principal Executive Officer)

/s/ Thomas S. Summer                        Treasurer
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

/s/ Richard Sands                           Director
-------------------------------
Richard Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                        Constellation International Holdings
                                        Limited

                                        By:  /s/ Richard Sands
                                             -----------------------------------
                                            Name:  Richard Sands
                                            Title: President and Chief Executive
                                                   Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation International Holdings Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 24, 2003.

       Signature                                         Title
       ---------                                         -----



/s/ Richard Sands                           President, Chief Executive Officer
-------------------------------             and Director
Richard Sands                               (Principal Executive Officer)

/s/ Thomas S. Summer                        Treasurer
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                       Roberts Trading Corp.

                                       By:  /s/ Thomas S. Summer
                                            ------------------------------------
                                           Name:  Thomas S. Summer
                                           Title: President and Treasurer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Roberts Trading Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Thomas S. Summer                        President and Treasurer (Principal
-------------------------------             Executive Officer, Principal
Thomas S. Summer                            Financial Officer and Principal
                                            Accounting Officer)

/s/ Richard Sands                           Director
-------------------------------
Richard Sands

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                       Canandaigua Limited

                                       By:  /s/ Robert Sands
                                            ------------------------------------
                                           Name:  Robert Sands
                                           Title: Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Robert Sands                            Chief Executive Officer and a
-------------------------------             Director
Robert Sands                                (Principal Executive Officer and
                                            Authorized Representative in the
                                            United States)

/s/ Thomas S. Summer                        Finance Director
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Anne Colquhoun                          Director
-------------------------------
Anne Colquhoun

/s/ Nigel Hodges                            Director
-------------------------------
Nigel Hodges

/s/ Richard Peters                          Director
-------------------------------
Richard Peters

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 24, 2003.

                                       Barton Canada, Ltd.

                                       By:  /s/ Alexander L. Berk
                                            ------------------------------------
                                           Name:  Alexander L. Berk
                                           Title: President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Canada, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Alexander L. Berk                       President and a Director
-------------------------------             (Principal Executive Officer)
Alexander L. Berk

/s/ Thomas S. Summer                        Vice President
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Troy J. Christensen                     Director
-------------------------------
Troy J. Christensen

/s/ Edward L. Golden                        Director
-------------------------------
Edward L. Golden

/s/ Elizabeth Kutyla-Miner                  Director
-------------------------------
Elizabeth Kutyla-Miner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 2003.

                                       Franciscan Vineyards, Inc.

                                       By:  /s/ Agustin Francisco Huneeus
                                            ------------------------------------
                                           Name:  Agustin Francisco Huneeus
                                           Title: President and Chief Executive
                                                  Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Franciscan Vineyards, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Agustin Francisco Huneeus               President and Chief Executive
-------------------------------             Officer
Agustin Francisco Huneeus                   (Principal Executive Officer)


/s/ Thomas S. Summer                        Vice President and Treasurer
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Richard Sands                           Director
-------------------------------
Richard Sands

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 2003.

                                       Allberry, Inc.

                                       By:  /s/ Agustin Francisco Huneeus
                                            ------------------------------------
                                           Name:  Agustin Francisco Huneeus
                                           Title: President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Allberry, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Agustin Francisco Huneeus               President
---------------------------------           (Principal Executive Officer)
Agustin Francisco Huneeus

/s/ Thomas S. Summer                        Vice President and Treasurer
---------------------------------           (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Richard Sands                           Director
---------------------------------
Richard Sands

/s/ Robert Sands                            Director
---------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 2003.

                                       Cloud Peak Corporation

                                       By:  /s/ Agustin Francisco Huneeus
                                            ------------------------------------
                                           Name:  Agustin Francisco Huneeus
                                           Title:    President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Cloud Peak Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Agustin Francisco Huneeus               President
-----------------------------               (Principal Executive Officer)
Agustin Francisco Huneeus


/s/ Thomas S. Summer                        Vice President and Treasurer
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Richard Sands                           Director
-------------------------------
Richard Sands

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 2003.

                                       M.J. Lewis Corp.

                                       By:  /s/ Agustin Francisco Huneeus
                                            ------------------------------------
                                           Name:  Agustin Francisco Huneeus
                                           Title: President




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of M.J. Lewis Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Agustin Francisco Huneeus               President
------------------------------------        (Principal Executive Officer)
Agustin Francisco Huneeus

/s/ Thomas S. Summer                        Vice President and Treasurer
------------------------------------        (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Richard Sands                           Director
------------------------------------
Richard Sands

/s/ Robert Sands                            Director
------------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on November 24, 2003.

                                       Mt. Veeder Corporation

                                       By:  /s/ Agustin Francisco Huneeus
                                            ------------------------------------
                                           Name:  Agustin Francisco Huneeus
                                           Title: President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Mt. Veeder Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Agustin Francisco Huneeus               President
-------------------------------             (Principal Executive Officer)
Agustin Francisco Huneeus


/s/ Thomas S. Summer                        Vice President and Treasurer
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Richard Sands                           Director
-------------------------------
Richard Sands

/s/ Robert Sands                            Director
-------------------------------
Robert Sands

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands on November 24, 2003.

                                       Canandaigua B.V.

                                       By:  /s/ G.A.L.R. Diepenhorst
                                            ------------------------------------
                                           Name:  G.A.L.R. Diepenhorst
                                           Title: Managing Director


                                       By:  /s/ Dick Haarsma
                                            ------------------------------------
                                           Name:  Dick Haarsma
                                           Title: Managing Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua B.V.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ G.A.L.R. Diepenhorst                    Managing Director
-------------------------------             (Principal Executive Officer)
G.A.L.R. Diepenhorst

/s/ Thomas S. Summer                        Chief Financial Officer and
-------------------------------             (Principal Financial Officer,
Thomas S. Summer                            Principal Accounting Officer and
                                            Authorized Representative in the
                                            United States)

/s/ Dick. Haarsma                           Managing Director
-------------------------------
Dick  Haarsma

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                       CBI Australia Holdings Pty Limited



                                       By:  /s/ Thomas S. Summer
                                            ------------------------------------
                                           Name:  Thomas S. Summer
                                           Title: Director


                                       By:  /s/ Robert Sands
                                            ------------------------------------
                                           Name:  Robert Sands
                                           Title: Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of CBI Australia Holdings Pty Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Robert Sands                            Chief Executive Officer and Director
-------------------------------             (Principal Executive Officer and
Robert Sands                                Authorized Representative in the
                                            United States)

/s/ Thomas S. Summer                        Chief Financial Officer and Director
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Paul Hetterich                          Director
-------------------------------
Paul Hetterich

/s/ John Whelan                             Director
-------------------------------
John Whelan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York on November 24, 2003.

                                       Constellation Australia Pty Limited



                                       By:  /s/ Thomas S. Summer
                                            ------------------------------------
                                           Name:  Thomas S. Summer
                                           Title: Director


                                       By:  /s/ Robert Sands
                                            ------------------------------------
                                           Name:  Robert Sands
                                           Title: Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Summer and Thomas Roberts and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Australia Pty Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2003.

       Signature                                         Title
       ---------                                         -----


/s/ Robert Sands                            Chief Executive Officer and Director
-------------------------------             (Principal Executive Officer and
Robert Sands                                Authorized Representative in the
                                            United States)

/s/ Thomas S. Summer                        Chief Financial Officer and Director
-------------------------------             (Principal Financial Officer and
Thomas S. Summer                            Principal Accounting Officer)

/s/ Paul Hetterich                          Director
-------------------------------
Paul Hetterich

/s/ John Whelan                             Director
-------------------------------
John Whelan

                                  EXHIBIT INDEX



Exhibit
Number                                 Description of Exhibit
------                                 ----------------------

1(1)          Form of Underwriting Agreement
4.1           Form of Indenture among the Company, as issuer, certain principal subsidiaries, as Guarantors, and BNY Midwest Trust Company, as
              Trustee.
5             Opinion of McDermott, Will & Emery
12            Computation of Ratio of Earnings to Fixed Charges and Combined
              Fixed Charges and Preferred Stock Dividends
23.1(2)       Consent of Arthur Andersen LLP
23.2          Consent of McDermott, Will & Emery (included as part of Exhibit 5)
23.3          Consent of KPMG LLP
23.4          Consent of PricewaterhouseCoopers
24            Powers of Attorney (included on the signature pages of this registration statement).
25.1          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to this registration statement.


(1) To be subsequently filed by amendment or as an exhibit to a report on Form 8-K.

(2)  Omitted in reliance on Rule 437a of the Securities Act.